FOR IMMEDIATE RELEASE
Contact: Nick Zangari	Media Contact: Tonya Abeln
(502) 394-1157	(502) 386-1742
Nick.Zangari@kyderby.com	Tonya.Abeln@kyderby.com

Churchill Downs Incorporated Appoints Andréa Carter to Board of Directors

Carter Brings Over 20 Years of Human Resources Expertise

LOUISVILLE, KY. (December 16, 2022) – Churchill Downs Incorporated (“CDI” or the “Company”) (Nasdaq: CHDN) announced today the appointment of Andréa Carter to the Company’s Board of Directors. Ms. Carter has amassed over 20 years of professional experience in the field of human resources across multiple industries and major organizations, and is currently serving as Senior Executive Vice President and Chief Human Resources Officer for Global Payments, Inc. in Atlanta.
Prior to joining Global Payments, Inc. in 2017, Ms. Carter was Chief HR Officer for Habitat for Humanity and has held various executive HR roles at Ralph Lauren, Newell Rubbermaid and The Home Depot. She holds a bachelor’s degree in interdisciplinary studies from Tennessee State University and is a graduate of the Executive Leadership Council Class of 2022. Ms. Carter has been recognized with a number of distinctions and awards in recent years including: Atlanta Business Chronicle, “Women who Mean Business,” Atlanta Magazine, “Women Making a Mark,” Savoy Magazine, “Power 300 Most Influential Black Executives,” Women’s Inc., “Most Influential Women Execs in Corporate America,” and is a 2021 recipient of the UNCF MASKED award (Mankind Assisting Student Kindle Educational Dreams).
“It is a distinct honor to welcome Andréa Carter as the newest member to the Board,” said Alex Rankin, Chairman of the Board of Directors for CDI. “She brings with her a wealth of experience building world-class talent functions within successful companies and will undoubtedly make a meaningful and long-lasting impact on CDI as we continue to evolve.”
“I have devoted my life professionally to helping others realize their greatness,” said Ms. Carter. “I look forward to applying my experience and my passion toward the continued success of an iconic brand like the Kentucky Derby and the ongoing growth of this great company.”
Ms. Carter was appointed as a Class II Director and her term will expire with the other Class II Directors at the 2025 Annual Meeting of Shareholders of the Company. Her appointment increases the CDI Board of Directors to nine members.

About Churchill Downs Incorporated
Churchill Downs Incorporated (“CDI”, NASDAQ: CHDN) has been creating extraordinary entertainment experiences for nearly 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the development of live and historical racing entertainment venues, the growth of the TwinSpires horse racing online wagering business and the operation and development of regional casino gaming properties. More information is available at www.churchilldownsincorporated.com.

This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the impact of the novel coronavirus (COVID-19) pandemic, including the emergence of variant strains, and related economic matters on our results of operations, financial conditions and prospects; the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; loss of key or highly skilled personnel; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; inability to identify and complete expansion, acquisition or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including fluctuations in market values and environmental regulations; reliance on our technology services and catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach, including customers’ personal information, could lead to government enforcement actions or other litigation; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; payment-related risks, such as risk associated with fraudulent credit card and debit card use; work stoppages and labor issues; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; and increase in our insurance costs, or obtain similar insurance coverage in the future, and inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.